FOURTH AMENDMENT
                              TO THE BLACK & DECKER
                      SUPPLEMENTAL RETIREMENT SAVINGS PLAN


         Pursuant to the powers of amendment  reserved  under Section 9.1 of The

Black & Decker  Supplemental  Retirement Savings Plan (the "Plan"),  The Black &

Decker Corporation (the "Company"), hereby amends the Plan as follows, effective for the Plan Year commencing January 1, 2002.

                                  FIRST CHANGE

         Section 1.1 of the Plan is amended in its entirety to read as follows:

         1.1 DESIGNATED BONUS PROGRAM means The Black & Decker Annual Incentive Plan, and any other cash-based incentive plan designated by the Committee from time to time.

                                  SECOND CHANGE

         Section 1.8 of the Plan is amended in its entirety to read as follows:

                  1.8 COMPENSATION means the base salary of an employee of an Employer and any bonus payment payable to an employee of an Employer under a Designated Bonus Program.

                                  THIRD CHANGE

         Section 3.2 of the Plan is amended in its entirety to read as follows:

                  3.2 PARTICIPANT COMPENSATION DEFERRALS. In accordance with rules established by the Committee, a Participant may elect to defer Compensation which is due to be earned and which would otherwise be paid to the Participant. A Participant may elect to defer up to 16% of his base salary with no reduction of such maximum percentage for the percentage of base salary the Participant has directed to be contributed to the Savings Plan. A Participant may elect to defer up to 100% of a bonus payment not yet payable to him or her at the time of the election under a Designated Bonus Program reduced by the percentage of the bonus that the Participant has directed to be contributed to the Savings Plan as Before-Tax and/or After-Tax contributions pursuant to the Participant's Savings Plan election in effect at the time the Participant makes a bonus deferral election under this Plan after taking into account the limit on compensation imposed by Code section 401(a)(17). Amounts so deferred will be considered a Participant's "Compensation Deferrals." Ordinarily, a Participant shall make a Compensation Deferral election with respect to a coming Plan Year during the period beginning on the November 1 and ending on the November 30 of the prior Plan Year, or during such other period prior to the beginning of the coming Plan Year established by the Committee. For the Plan Year beginning on the Effective Date, an Eligible Employee shall make all of his or her Compensation Deferral elections during the period beginning December 14, 1995 and ending at the close of business (5:00 p.m. eastern time) December 29, 1995. In the first year in which an individual becomes an Eligible Employee, any newly Eligible Employee may make a Compensation Deferral election with respect to services to be performed subsequent to the election within thirty (30) days after the date the individual becomes eligible.

                  Compensation Deferrals shall be made through regular payroll deductions or through an election by the Participant to defer the payment of a bonus payment not yet payable to him or her at the time of the election under a Designated Bonus Program. The Participant may terminate his or her regular payroll deduction Compensation Deferral amount as of, and by written notice delivered to the Committee, at least thirty (30) days prior to the beginning of any regular payroll period, with such termination being first effective for Compensation to be earned in that payroll period. Once terminated, a regular payroll deduction Compensation Deferral amount may not be subsequently reinstated until the first day of the next Plan Year. A Compensation Deferral election shall continue in force only for the Plan Year for which the election is first effective. An Eligible Employee shall make a new Compensation Deferral election effective as of the first day of each Plan Year in accordance with the procedures specified in this
         Section   3.2  for  making   Compensation   Deferral   elections.   All
         Compensation   Deferral   elections  shall  be  made  on  a  subsequent
         Participant Enrollment and Election Form provided by the Committee. Compensation Deferrals shall be deducted by the Employer from the Compensation of a deferring Participant and shall be credited to the Account of the deferring Participant.

                  In addition, in accordance with rules and subject to limitations established by the Committee, an Eligible Employee may elect to defer the receipt of all or any portion of other incentive compensation designated by the Committee that is payable to the Eligible Employee by an Employer. Such election shall be made on such form or forms as determined by the Plan Manager and shall be made prior to the time such incentive compensation has been earned by the Eligible Employee and the Eligible Employee shall become a Participant upon making such election. Incentive compensation deferrals shall be deductible from the incentive compensation otherwise payable to the deferring Participant, and shall be credited to the Account of the deferring Participant.

                  There shall be established and maintained by the Employer a separate Compensation Deferral Account in the name of each Participant to which shall be credited or debited: (a) amounts equal to the Participant's Compensation Deferrals and other incentive compensation deferrals; (b) amounts equal to any deemed earnings or losses (to the extent realized, based upon deemed fair market value of the Account's deemed assets, as determined by the Committee, in its sole and absolute discretion) attributable or allocable thereto; and (c) expenses charged to that Account. A Participant shall at all times be 100% vested in amounts credited to his or her Participant Compensation Deferral Account.

                                  FOURTH CHANGE

         Section 5.1 of the Plan is amended in its entirety to read as follows:

                  5.1 PAYMENT DATES. On his or her Participant Enrollment and Election Form, a Participant may select an initial payment date for the payment or commencement of payment of his or her vested Account. For this purpose, the initial payment date may be (i) a fixed payment date,
         (ii) the date of termination of the Participant's employment with the Company and all of its subsidiaries and affiliates, or (iii) either a specified date or a specified period of time following a Participant's termination of employment with the Company and all of its subsidiaries and affiliates. If a fixed payment date is selected, such date shall be no earlier than the first day of the second Plan Year following the Plan Year to which the Compensation Deferral relates. The Participant's vested Account will be valued and payable according to the provisions of Article 6. A separate initial payment date shall be selected with respect to amounts attributable to Compensation Deferrals and Employer Contribution Credits for each Plan Year. With the prior consent of the Committee, and for good cause shown, in the sole and absolute discretion of the Committee, an initial payment date may be extended to a later date so long as the election to so extend the date is made by the Participant prior to the initial payment date; provided, however, that an election to extend initial payment dates may not be made more than once. An initial payment date may not be accelerated.

                  Alternatively, on his or her Participant Enrollment and Election Form, a Participant may select payment or commencement of payment of his or her vested Account (or sub-account thereof) at the earlier of a fixed payment date or the date of his or her termination of employment with the Company and all of its subsidiaries and affiliates. In this case, the extension and non-acceleration rules discussed above shall apply to such fixed payment date or termination of employment date, as applicable.

                  If a Participant does not select a payment date for any particular amounts hereunder, and the Participant terminates employment with the Company and all of its subsidiaries and affiliates for any reason, the Participant's vested Account at the date of such termination shall be valued and payable at or commencing at such termination according to the provisions of Article 6. If a Participant's vested Account (or a sub-account thereof) is payable at the date of the Participant's termination of employment with the Company and all of its subsidiaries and affiliates pursuant to the foregoing, the Participant may elect, prior to his or her termination, to have his or her vested Plan Account paid at a fixed payment date after the date of his or her termination. With the prior consent of the Committee, and for good cause shown, in the sole and absolute discretion of the Committee, such fixed payment date may be extended to a later date so long as the election to so extend the date is made by the Participant prior to the fixed date; provided, however, that an election to extend a fixed payment date may not be made more than once. A fixed payment date may not be accelerated.

         IN WITNESS  WHEREOF,  the  Company  has  caused  this  Amendment  to be executed by its duly authorized officers on this 18th day of October, 2001.


WITNESS/ATTEST:                             THE BLACK & DECKER CORPORATION

/s/ BARBARA B. LUCAS                        By:/s/ CHARLES E. FENTON
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